UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2022

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REKOR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38338	81-5266334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (410) 762-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REKR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 17, 2022 (the “Closing Date”), Rekor Systems, Inc. (the “Company”) consummated its previously announced acquisition of Southern Traffic Services, Inc., a Florida corporation (“STS”), pursuant to that certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of the Closing Date, by and among the Company, STS, the stockholders of STS (the “Sellers”), and Sheila Knowles, as the representative of the Sellers. STS is engaged in the business of traffic engineering and advanced traffic data collection for public and private agencies. Under the terms of the Purchase Agreement, the Company acquired all of the issued and outstanding shares of capital stock of STS (the “STS Acquisition”).

The Company has agreed to pay the Sellers total consideration of up to approximately $14.5 million (the “Purchase Price”), inclusive of potential contingent and earnout consideration, subject to adjustment as set forth in the Purchase Agreement. The Purchase Price consists of approximately $6.5 million in cash consideration, $2 million in unregistered shares of the Company’s common stock (the “Stock Consideration”), $2 million in the form of unsecured promissory notes, $2 million in contingent cash consideration, and up to $2 million in earnout cash consideration. The Stock Consideration has been issued by the Company to the Sellers pursuant to an exemption under Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D, as promulgated thereunder.

The Purchase Agreement contains customary representations and warranties, and indemnification, non-competition, non-solicitation, and confidentiality provisions.

STS will operate as a wholly-owned subsidiary of the Company and STS’s key employees have agreed to continue employment with the Company or one of its affiliates.

The foregoing description of the Purchase Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 8.01 Other Events.

On June 21, 2022, the Company issued a press release announcing the STS Acquisition. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*

Stock Purchase Agreement, dated as of June 17, 2022, by and among Rekor Systems, Inc., Southern Traffic Services, Inc., the sellers of STS named therein, and Sheila Knowles as the representative of the sellers.

99.1	Press Release dated June 21, 2022.

* Rekor Systems, Inc. has omitted certain schedules and exhibits pursuant to Item 601(a)(5) of Regulation S-K and shall furnish supplementally to the Securities and Exchange Commission copies of any of the omitted schedules and exhibits upon request by the SEC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REKOR SYSTEMS, INC.

Date: June 21, 2022	/s/ Robert A. Berman
Name: Robert A. Berman Title: Chief Executive Officer

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